Exhibit 5.1

                                               October 11, 2000


WebEx Communications, Inc.
110 Rose Orchard Way
San Jose, CA 95134


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by WebEx Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 15,086,658 shares of the common stock of the Company pursuant to the WebEx Communications, Inc. Amended and Restated 1998 Stock Plan, the WebEx Communications, Inc. 2000 Stock Incentive Plan and the WebEx Communications, Inc. 2000 Employee Stock Purchase Plan (together the "Plans"), it is our opinion that such shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ PILLSBURY MADISON & SUTRO LLP


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